Exhibit 99.1

                                  PRESS RELEASE

               First Montauk Letterhead Olympic Cascade Letterhead

                          First Montauk Financial Corp.
                    and Olympic Cascade Financial Corporation
                   Mutually Agree to Terminate Proposed Merger

October 24, 2005 -- Red Bank, NJ and New York, NY -- First Montauk Financial Corp. (OTCBB: FMFK) and Olympic Cascade Financial Corporation (OTCBB: OLYD) announced today that they have mutually agreed to terminate their proposed merger.

First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, NJ. First Montauk conducts securities brokerage, insurance, investment banking and advisory business with approximately 61,000 retail and institutional accounts.

Olympic Cascade Financial Corporation is a holding company for National Securities Corporation, based in Seattle, Washington. National Securities conducts securities brokerage, and investment banking business with approximately 55,000 retail and institutional accounts.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company's estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in each Company's Securities and Exchange Commission filings, including each Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. Each of the Companies undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
First Montauk Financial Corp.            Olympic Cascade Financial Corp.
Victor K. Kurylak, CEO and Pres.         Mark Goldwasser, CEO and Pres.
(800) 876-3672, ext. 4230                (212)417-8210
info@montaukfinancial.com